Exhibit 23a

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company’s previously filed Registration Statements on Form S-3 (Nos. 333-70569, 33-62721, and 33-70526) and in the Registration Statement on Form S-8 (No. 33-88410).

/s/ Arthur Andersen LLP

Orange County, California
March 21, 2002